Exhibit 99.1

Opexa Therapeutics to Present at the Lazard Capital Markets 8th Annual Healthcare Conference

THE WOODLANDS, Texas--(BUSINESS WIRE)--November 11, 2011--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a company developing Tovaxin®, a novel T-cell therapy for multiple sclerosis (MS), today announced that Neil K. Warma, President and Chief Executive Officer, will present at the Lazard Capital Markets 8th Annual Healthcare Conference on Wednesday, November 16, 2011, at 10:30 a.m. EST. The conference will be held at The Pierre Hotel in New York City.

A live and archived webcast of the company presentation can be accessed via the Investor Relations section of the Company’s website at www.opexatherapeutics.com.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as multiple sclerosis (MS). The Company’s lead therapy, Tovaxin®, a personalized cellular immunotherapy treatment, is in late stage clinical development for MS. Tovaxin is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin and, thereby, reduces the risk of relapse over time.

For more information, please visit the Company’s website at www.opexatherapeutics.com.

CONTACT:
Neil K. Warma
Opexa Therapeutics, Inc.
President & CEO
281-775-0600
nwarma@opexatherapeutics.com
Investors:
Carney Noensie
Burns McClellan
212-213-0006
cnoensie@burnsmc.com